UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2005

Commission File Number 0-28378

AmREIT

(Exact name of registrant as specified in its charter)

TEXAS	76-0410050

(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000,
Houston, Texas 77046	713-850-1400

(Address of principal executive offices)	(Registrant’s telephone number)

[N/A]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02.  Results of Operations and Financial Condition

          On October 26, 2005 the Company issued a press release announcing its financial results for the third quarter ended September 30, 2005.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.  Attached as Exhibit 99.2 to this report are the slides which accompany this press release.  Also, attached as Exhibit 99.3 to this report is the Supplemental Financial Information which accompanies this press release.

          The Company’s press release announcing its financial results for its second quarter ended September 30, 2005 contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

          The press release attached to this Form 8-K as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section.

Item 9.01.  Financial Statement and Exhibits

          Exhibits.     The following exhibits are furnished as part of this current report on Form 8-K:

          99.1          Press release dated October 26, 2005

          99.2          Slide presentation

          99.3          Supplemental Financial Information

SIGNATURE

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmREIT

	By:	/s/ Chad C. Braun

Chad C. Braun, Chief Financial Officer

Dated: October 26, 2005